SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                          -------------------

                               Form 8-K

                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): December 15, 1998


                        BIOSOURCE INTERNATIONAL, INC.
              (Exact Name of Registrant as Specified in Charter)


         Delaware                     000-21930               77-0340829
  (State or Other Jurisdiction       (Commission             (IRS Employer
       of Incorporation)             File Number)          Identification No.)


                              820 Flynn Road
                         Camarillo, California 93012
                  (Address of Principal Executive Offices)

                              (805) 987-0086
                      (Registrant's Telephone Number)

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ITEM 5.  OTHER EVENTS

     Reference is made to the press release of Registrant, issued on December 15, 1998, which contains information meeting the requirements of this Item 5, and which is incorporated herein by this reference. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.



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                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 30, 1998                     BIOSOURCE INTERNATIONAL, INC.



                                      By:  /s/ James Chamberlain
                                         ---------------------------
                                               James Chamberlain
                                               Chief Executive Officer


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                          EXHIBIT INDEX

Exhibits
--------

99.1                Press Release

     [TYPE]                   Ex-99.1



        BIOSOURCE INTERNATIONAL COMPLETES ACQUISITION OF BIOFIUIDS, INC.

     CAMARILLO, Calif., Dec. 15 /PRNewswire/ -- BioSource International, Inc. (Nasdaq: BIOI), today announced completion of its acquisition of Biofluids, Inc. of Rockville, Maryland, which was announced on October 28, 1998. Biofluids, Inc. founded in 1974, is a leader in the manufacture and sale of high quality serum, media and buffers, serving academic, biotechnology, and pharmaceutical researchers primarily in the Washington, D.C. area. For the year ended December 31, 1997, Biofluids had net revenues of $2.3 million (unaudited), and for the nine months ended September 30, 1998, Biofluids had net revenues of $1.7 million (unaudited).

     BioSource paid approximately $2.7 million in cash for substantially all the assets of Biofluids, and has entered into an eight-month employment agreement with Dr. Robert Rafajko, the president and founder of Biofluids. The Company financed the acquisition with cash from operations.

     "Biofluids is an excellent and profitable company with a significant presence in its market," said James H. Chamberlain, President and Chief Executive Officer of BioSource International, Inc. "Biofluids' high level of customer service and location on the East Coast provide us with an outstanding platform to provide additional services to researchers in the area. We firmly believe that the acquisition of Biofluids is very synergistic and will contribute to enhanced value for shareholders of BioSource."

     BioSource International, Inc. is engaged in the development, manufacture, marketing and distribution of immunological reagents, test kits and oligonucleotides used in biomedical research. The types of products supplied by the Company include a range of bioactive proteins, enzymes, substrates, antibodies, human and murine cytokines, growth factors and a variety of assay systems for the detection of biological molecules. These products focus on areas of research such as immunology, AIDS, and cancer. The Company focuses its sales efforts on academic, industrial, and governmental laboratories.

     This news release may contain forward looking statements that involve risks and uncertainties including risks described from time to time in reports filed by BioSource International, Inc. with the Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K.